Office of the Secretary of State
Corporations & Charities Division

Filed
Secretary of State
State of Washington
Date Filed: 07/22/2020
Effective Date: 07/22/2020
UBI #: 604 638 723

ARTICLES OF INCORPORATION

UBI NUMBER

UBI Number:
604 638 723

BUSINESS NAME

Business Name
DG RESEARCH, INC.

REGISTERED AGENT

Registered Agent Name	Street Address	Mailing Address
REGISTERED AGENT SOLUTIONS INC	3400 CAPITOL BLVD SE STE 101, TUMWATER, WA, 98501-3351, UNITED STATES	PO BOX 1368, OLYMPIA, WA, 98507-1368, UNITED STATES

REGISTERED AGENT CONSENT

Customer provided Registered Agent consent? - **Yes**

DURATION

Duration:
PERPETUAL

EFFECTIVE DATE

Effective Date:
07/22/2020

INCORPORATOR

Title	Incorporator Type	Entity Name	First Name	Last Name	Address
INCORPORATOR	ENTITY	DEEP GREEN WASTE & RECYCLING, INC.			13110 NE 177TH PL # 293, WOODINVILLE, WA, 98072-5740, UNITED STATES

CORPORATE SHARES – NEW FORMATION

Number of Authorized Shares:
100

Class of Shares:
Common Stock: **Yes** Preferred Stock : **No**

OTHER PROVISIONS

RETURN ADDRESS FOR THIS FILING

Attention:

Email:
ORDERS@RASI.COM

Address:
1701 DIRECTORS BLVD STE 300, AUSTIN, TX, 78744-1044, UNITED STATES

UPLOAD ADDITIONAL DOCUMENTS

Name	Document Type
No Value Found.	

UPLOADED DOCUMENTS

Document Type	Source	Created By	Created Date
No Value Found.			

EMAIL OPT-IN

☑ I hereby opt into receiving all notifications from the Secretary of State for this entity via email only. I acknowledge that I will no longer receive paper notifications.

AUTHORIZED PERSON - STAFF CONSOLE

☑ Document is signed.

Person Type:
ENTITY

First Name:
LLOYD

Last Name:
SPENCER

Entity Name:
DEEP GREEN WASTE & RECYCLING, INC.

Title:
PRESIDENT